Exhibit 99.1

Marvell Technology, Inc. Reports Second Quarter of Fiscal Year 2024
Financial Results

•Q2 Net Revenue: $1.341 billion, declined by 12% year-on-year
•Q2 Gross Margin: 38.9% GAAP gross margin; 60.3% non-GAAP gross margin
•Q2 Diluted income (loss) per share: $(0.24) GAAP diluted loss per share; $0.33 non-GAAP diluted income per share

Santa Clara, Calif. (August 24, 2023) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in data infrastructure semiconductor solutions, today reported financial results for the second quarter of fiscal year 2024.

Net revenue for the second quarter of fiscal 2024 was $1.341 billion, $11 million above the midpoint of the Company’s guidance provided on May 25, 2023. GAAP net loss for the second quarter of fiscal 2024 was $(207.5) million, or $(0.24) per diluted share. Non-GAAP net income for the second quarter of fiscal 2024 was $290.2 million, or $0.33 per diluted share. Cash flow from operations for the second quarter was $112.5 million.

“Marvell delivered second quarter fiscal 2024 revenue above the midpoint of guidance, and we are forecasting sequential revenue growth to accelerate in the third quarter. This growth is being driven primarily by AI and cloud infrastructure,” said Matt Murphy, Marvell’s Chairman and CEO. “Demand from AI applications continues to strengthen, driving our overall revenue outlook from AI for this fiscal year even higher than previously outlined. Our strategy to focus on data infrastructure across a diverse set of end markets is serving us well despite the backdrop of a softening macroenvironment.”

Third Quarter of Fiscal 2024 Financial Outlook

•Net revenue is expected to be $1.400 billion +/- 5%.
•GAAP gross margin is expected to be 45.6% - 48.0%.
•Non-GAAP gross margin is expected to be 60.3% - 61.3%.
•GAAP operating expenses are expected to be $666 million - $671 million.
•Non-GAAP operating expenses are expected to be $435 million - $440 million.
•Basic weighted average shares outstanding are expected to be 863 million.
•Diluted weighted average shares outstanding are expected to be 869 million.
•GAAP diluted loss per share is expected to be $(0.07) +/- $0.05 per share.
•Non-GAAP diluted income per share is expected to be $0.40 +/- $0.05 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, August 24, 2023 at 1:45 p.m. Pacific Time to discuss results for the second quarter of fiscal 2024. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, passcode 5249006. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-877-344-7529 or 1-412-317-0088, passcode 4647884 until Thursday, August 31, 2023.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business. Although Marvell excludes the amortization of all acquired intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting arising from acquisitions, and that such amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Investors should note that the use of intangible assets contributed to Marvell’s revenues earned during the periods presented and are expected to contribute to Marvell’s future period revenues as well.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell’s estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell’s non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell’s geographic mix of revenue and expenses; or changes to Marvell’s corporate structure. For the second quarter of fiscal 2024, a non-GAAP tax rate of 5.1% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, the statements describing our financial outlook and future period revenues. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to changes in general macroeconomic conditions, or expectations of such conditions, such as rising interest rates, macroeconomic slowdowns, recessions, inflation, and stagflation; risks related to our ability to estimate customer demand and future sales accurately; risks related to higher inventory levels; risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; the risk of downturns in the semiconductor industry or our customer end markets; our ability to define, design and develop products for the Cloud and 5G markets, as well as for Artificial Intelligence (AI) solutions; our ability to retain and hire key personnel; our ability to limit costs related to defective products; risks related to our debt obligations; risks related to the rapid growth of the Company; risks related to use of a hybrid work model; delays or increased costs related to completing the design, development, production and introduction of our new products due to a variety of issues, including supply chain cross-dependencies, dependencies on EDA and similar tools, dependencies on the use of third party, business partner or customer intellectual property, collaboration and synchronization requirements with business partners and customers, requirements to establish new manufacturing, testing, assembly and packing processes, and other issues; our dependence on a small number of customers; our reliance on our manufacturing partners for the manufacture, assembly, testing and packaging of our products; risks related to the ASIC business model which requires us to use third-party IP including the risk that we may lose business or experience reputational harm if third parties, including customers, lose confidence in our ability to protect their IP rights; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts or tensions, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers’ products outside of the United States; our ability to secure design wins from our customers and prospective customers; our ability to market our 5G products to Tier 1 infrastructure customers; our ability to complete and realize the anticipated benefits of any acquisitions, divestitures and investments; decreases in gross margin and results of operations in the future due to a number of factors, including increasing interest rates and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our ESG program; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers’ ability to develop new and enhanced products and the adoption of those products in the market; risks related to the impact of the COVID-19 pandemic (or future pandemics) which have impacted, and for which lingering effects may continue to impact our business, employees and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; supply chain disruptions or component shortages that may impact the production of our products including our kitting process or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers’ ability to ship their products, which in turn may adversely impact our sales to those customers; financial institution instability; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry, including any consolidation of our manufacturing partners; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	July 29, 2023	April 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Net revenue	$1,340.9	$1,321.7	$1,516.9	$2,662.6	$2,963.8
Cost of goods sold	819.8	764.5	730.9	1,584.3	1,426.9
Gross profit	521.1	557.2	786.0	1,078.3	1,536.9

Operating expenses:
Research and development	474.8	480.7	449.0	955.5	893.1
Selling, general and administrative	210.0	199.0	211.7	409.0	432.4
Legal settlement (a)	—	—	85.0	—	100.0
Restructuring related charges	42.0	59.9	1.2	101.9	2.5
Total operating expenses	726.8	739.6	746.9	1,466.4	1,428.0
Operating income (loss)	(205.7)	(182.4)	39.1	(388.1)	108.9
Interest income	1.6	2.5	0.8	4.1	1.3
Interest expense	(53.8)	(52.7)	(39.8)	(106.5)	(76.1)
Other income, net	6.3	0.3	3.7	6.6	8.9
Interest and other loss, net	(45.9)	(49.9)	(35.3)	(95.8)	(65.9)
Income (loss) before income taxes	(251.6)	(232.3)	3.8	(483.9)	43.0
Provision (benefit) for income taxes	(44.1)	(63.4)	(0.5)	(107.5)	204.4
Net income (loss)	$(207.5)	$(168.9)	$4.3	$(376.4)	$(161.4)

Net income (loss) per share — basic	$(0.24)	$(0.20)	$0.01	$(0.44)	$(0.19)

Net income (loss) per share — diluted	$(0.24)	$(0.20)	$0.01	$(0.44)	$(0.19)

Weighted-average shares:
Basic	860.9	856.7	850.9	858.8	849.4
Diluted	860.9	856.7	857.9	858.8	849.4

(a)	Relates to settlement of a contractual dispute.

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	July 29, 2023	January 28, 2023
Assets
Current assets:
Cash and cash equivalents	$423.4	$911.0
Accounts receivable, net	1,209.2	1,192.2
Inventories	1,015.8	1,068.3
Prepaid expenses and other current assets	118.8	109.6
Total current assets	2,767.2	3,281.1
Property and equipment, net	693.8	577.4
Goodwill	11,586.9	11,586.9
Acquired intangible assets, net	4,560.2	5,102.0
Deferred tax assets	700.9	465.9
Other non-current assets	1,441.1	1,508.8
Total assets	$21,750.1	$22,522.1

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$412.8	$465.8
Accrued liabilities	1,068.5	1,092.0
Accrued employee compensation	185.3	244.5
Short-term debt	1,018.6	584.4
Total current liabilities	2,685.2	2,386.7
Long-term debt	3,134.5	3,907.7
Other non-current liabilities	540.9	590.5
Total liabilities	6,360.6	6,884.9

Stockholders’ equity:
Common stock	1.7	1.7
Additional paid-in capital	14,744.8	14,512.0
Accumulated other comprehensive loss	(1.0)	—
Retained earnings	644.0	1,123.5
Total stockholders’ equity	15,389.5	15,637.2
Total liabilities and stockholders’ equity	$21,750.1	$22,522.1

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Six Months Ended
	July 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
Cash flows from operating activities:
Net income (loss)	$(207.5)	$4.3	$(376.4)	$(161.4)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	75.5	76.9	153.9	152.6
Stock-based compensation	152.8	144.5	296.0	275.6
Amortization of acquired intangible assets	271.8	271.8	541.8	544.3
Amortization of inventory fair value adjustment associated with acquisitions	—	6.3	—	15.6
Restructuring related impairment charges	21.3	1.0	31.4	1.9
Deferred income taxes	(87.6)	13.4	(226.7)	178.4
Other expense, net	8.9	16.5	21.7	22.3
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(208.2)	(100.2)	(16.9)	(239.7)
Prepaid expenses and other assets	(47.2)	(42.0)	(39.3)	(184.9)
Inventories	11.3	(81.3)	52.5	(207.1)
Accounts payable	18.0	(57.5)	(86.8)	3.9
Accrued employee compensation	1.1	(3.7)	(59.0)	(53.7)
Accrued liabilities and other non-current liabilities	102.3	81.5	28.7	178.5
Net cash provided by operating activities	112.5	331.5	320.9	526.3
Cash flows from investing activities:
Purchases of technology licenses	(0.2)	(2.6)	(3.0)	(4.2)
Purchases of property and equipment	(111.1)	(72.6)	(210.9)	(109.5)
Acquisitions, net of cash acquired	(5.5)	(54.6)	(5.5)	(98.6)
Other, net	(0.2)	(0.1)	(0.3)	—
Net cash used in investing activities	(117.0)	(129.9)	(219.7)	(212.3)
Cash flows from financing activities:
Repurchases of common stock	—	(50.0)	—	(65.0)
Proceeds from employee stock plans	52.9	48.9	60.4	51.4
Tax withholding paid on behalf of employees for net share settlement	(51.2)	(34.1)	(123.8)	(171.7)
Dividend payments to stockholders	(51.7)	(51.1)	(103.1)	(102.0)
Payments on technology license obligations	(28.6)	(22.2)	(78.6)	(71.2)
Proceeds from borrowings	50.0	200.0	250.0	200.0
Principal payments of debt	(571.8)	(141.0)	(593.7)	(151.9)
Net cash used in financing activities	(600.4)	(49.5)	(588.8)	(310.4)
Net increase (decrease) in cash and cash equivalents	(604.9)	152.1	(487.6)	3.6
Cash and cash equivalents at beginning of period	1,028.3	465.0	911.0	613.5
Cash and cash equivalents at end of period	$423.4	$617.1	$423.4	$617.1

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	July 29, 2023	April 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
GAAP gross profit	$521.1	$557.2	$786.0	$1,078.3	$1,536.9
Special items:
Stock-based compensation	11.0	12.0	9.3	23.0	21.7
Amortization of acquired intangible assets	185.8	183.7	183.9	369.5	358.3
Other cost of goods sold (a)	90.2	39.6	6.3	129.8	15.6
Total special items	287.0	235.3	199.5	522.3	395.6
Non-GAAP gross profit	$808.1	$792.5	$985.5	$1,600.6	$1,932.5

GAAP gross margin	38.9%	42.2%	51.8%	40.5%	51.9%
Non-GAAP gross margin	60.3%	60.0%	65.0%	60.1%	65.2%

Total GAAP operating expenses	$726.8	$739.6	$746.9	$1,466.4	$1,428.0
Special items:
Stock-based compensation	(141.8)	(131.2)	(135.2)	(273.0)	(253.9)
Restructuring related charges (b)	(42.0)	(59.9)	(1.2)	(101.9)	(2.5)
Amortization of acquired intangible assets	(86.0)	(86.3)	(87.9)	(172.3)	(186.0)
Legal settlement (c)	—	—	(85.0)	—	(100.0)
Other (d)	(9.0)	(3.6)	(6.0)	(12.6)	(18.7)
Total special items	(278.8)	(281.0)	(315.3)	(559.8)	(561.1)
Total non-GAAP operating expenses	$448.0	$458.6	$431.6	$906.6	$866.9

GAAP operating margin	(15.3)%	(13.8)%	2.6%	(14.6)%	3.7%
Other cost of goods sold (a)	6.7%	3.0%	0.4%	4.9%	0.5%
Stock-based compensation	11.4%	10.8%	9.5%	11.1%	9.3%
Restructuring related charges (b)	3.1%	4.5%	0.1%	3.8%	0.1%
Amortization of acquired intangible assets	20.3%	20.4%	17.9%	20.3%	18.4%
Legal settlement (c)	—%	—%	5.6%	—%	3.4%
Other (d)	0.7%	0.3%	0.4%	0.6%	0.6%
Non-GAAP operating margin	26.9%	25.2%	36.5%	26.1%	36.0%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	July 29, 2023	April 29, 2023	July 30, 2022	July 29, 2023	July 30, 2022
GAAP interest and other loss, net	$(45.9)	$(49.9)	$(35.3)	$(95.8)	$(65.9)
Special items:
Other (d)	(8.5)	0.1	(1.6)	(8.4)	(5.7)
Total special items	(8.5)	0.1	(1.6)	(8.4)	(5.7)
Total non-GAAP interest and other loss, net	$(54.4)	$(49.8)	$(36.9)	$(104.2)	$(71.6)

GAAP net income (loss)	$(207.5)	$(168.9)	$4.3	$(376.4)	$(161.4)
Special items:
Other cost of goods sold (a)	90.2	39.6	6.3	129.8	15.6
Stock-based compensation	152.8	143.2	144.5	296.0	275.6
Restructuring related charges (b)	42.0	59.9	1.2	101.9	2.5
Amortization of acquired intangible assets	271.8	270.0	271.8	541.8	544.3
Legal settlement (c)	—	—	85.0	—	100.0
Other (d)	0.5	3.7	4.4	4.2	13.0
Pre-tax total special items	557.3	516.4	513.2	1,073.7	951.0
Other income tax effects and adjustments (e)	(59.6)	(83.3)	(31.5)	(142.9)	144.8
Non-GAAP net income	$290.2	$264.2	$486.0	$554.4	$934.4

GAAP weighted average shares — basic	860.9	856.7	850.9	858.8	849.4
GAAP weighted average shares — diluted	860.9	856.7	857.9	858.8	849.4
Non-GAAP weighted average shares — diluted (f)	869.4	861.2	857.9	865.3	859.7

GAAP diluted net income (loss) per share	$(0.24)	$(0.20)	$0.01	$(0.44)	$(0.19)
Non-GAAP diluted net income per share	$0.33	$0.31	$0.57	$0.64	$1.09

(a)	Other cost of goods sold includes charges for product claim related matters, acquisition integration related inventory costs, and amortization of acquired inventory fair value adjustments.

(b)	Restructuring and other related items include employee severance costs, asset impairment charges, facilities related charges, and other.

(c)	Relates to settlement of a contractual dispute.

(d)	Other includes gain or losses on investments and acquisition related costs.

(e)
Other income tax effects and adjustments are based on a non-GAAP income tax rate of 5.1% for the three months ended July 29, 2023. Other income tax effects and adjustments are based on a non-GAAP income tax rate of 7.0% for the three months ended April 29, 2023. Other income tax effects and adjustments are based on a non-GAAP income tax rate of 6.0% for the six months ended July 29, 2023 and three and six months ended July 30, 2022. In the three months ended April 30, 2022, $213.6 million of non-recurring income tax expense associated with the extension of a tax incentive in Singapore was excluded from our non-GAAP income tax expense.

(f)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the Third Quarter of Fiscal Year 2024
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended October 28, 2023
GAAP net revenue	$1,400 +/- 5%
Special items:	—
Non-GAAP net revenue	$1,400 +/- 5%

GAAP gross margin	45.6% - 48.0%
Special items:
Stock-based compensation	0.7%
Amortization of acquired intangible assets	13.3%
Non-GAAP gross margin	60.3% - 61.3%

Total GAAP operating expenses	$666 - $671
Special items:
Stock-based compensation	143
Amortization of acquired intangible assets	85
Restructuring related charges	2
Other	1
Total non-GAAP operating expenses	$435 - $440

GAAP diluted net loss per share	$(0.07) +/- $0.05
Special items:
Stock-based compensation	0.18
Amortization of acquired intangible assets	0.31
Restructuring related charges and other	0.01
Other income tax effects and adjustments	(0.03)
Non-GAAP diluted net income per share	$0.40 +/- $0.05

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) enterprise networking, (iii) carrier infrastructure, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Carrier infrastructure	•Broadband access systems •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In millions)	July 29, 2023	April 29, 2023	July 30, 2022	YoY	QoQ
Data center	$459.8	$435.8	$643.4	(29)%	6%
Enterprise networking	327.7	364.6	340.3	(4)%	(10)%
Carrier infrastructure	275.5	289.9	285.2	(3)%	(5)%
Consumer	167.7	142.1	164.4	2%	18%
Automotive/industrial	110.2	89.3	83.6	32%	23%
Total Net Revenue	$1,340.9	$1,321.7	$1,516.9	(12)%	1%

	Three Months Ended
Revenue by End Market % of Total	July 29, 2023	April 29, 2023	July 30, 2022
Data center	34%	33%	42%
Enterprise networking	24%	27%	22%
Carrier infrastructure	21%	22%	19%
Consumer	13%	11%	11%
Automotive/industrial	8%	7%	6%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com